                                                                      EXHIBIT 11


                         WINTHROP RESOURCES CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

The per share computations are based on the weighted average number of common shares outstanding during the period.


                                                                        YEARS ENDED DECEMBER 31,
                                                                -----------------------------------------
                                                                   1996           1995           1994
                                                                   ----           ----           ----
Common shares outstanding at beginning of year . . . . . . .      7,882,900      7,978,500      8,050,000
Shares issued upon exercise of stock options . . . . . . . .         10,500         ---            14,166
Shares retired upon repurchase by the Company. . . . . . . .        (43,100)       (95,600)       (85,666)
Issuance of common shares under public stock offering. . . .        750,000         ---            ---
                                                                -----------    -----------    -----------

Common shares outstanding at end of year . . . . . . . . . .      8,600,300      7,882,900      7,978,500
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Weighted average number of common shares outstanding . . . .      8,236,572      7,911,854      8,047,326
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

PRIMARY EARNINGS PER SHARE:
Weighted average common shares outstanding . . . . . . . . .      8,236,572      7,911,854      8,047,326
Effect of dilutive options . . . . . . . . . . . . . . . . .        132,747           *              *
                                                                -----------    -----------    -----------

          Total. . . . . . . . . . . . . . . . . . . . . . .      8,369,319      7,911,854      8,047,326
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Net earnings . . . . . . . . . . . . . . . . . . . . . . . .    $14,713,673    $11,555,977    $ 9,360,898
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Net earnings per common and common equivalent share. . . . .          $1.76          $1.46          $1.16
                                                                      -----          -----          -----
                                                                      -----          -----          -----

FULLY DILUTED EARNINGS PER SHARE:
Weighted average common shares outstanding . . . . . . . . .      8,236,572      7,911,854      8,047,326
Effect of dilutive options . . . . . . . . . . . . . . . . .        138,600           *              *
                                                                -----------    -----------    -----------

          Total. . . . . . . . . . . . . . . . . . . . . . .      8,375,172      7,911,854      8,047,326
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Net earnings . . . . . . . . . . . . . . . . . . . . . . . .    $14,713,673    $11,555,977    $ 9,360,898
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------

Net earnings per common and common equivalent share. . . . .          $1.76          $1.46          $1.16
                                                                      -----          -----          -----
                                                                      -----          -----          -----

* - Dilution is less than 3%; common share equivalents are excluded.


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